Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTIONS 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly report of Seychelle Environmental Technologies, Inc. (the "Registrant") on Form 10-Q  for the three-month period ended August 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Cari Beck, Chief Executive Officer/Chief Financial Officer of the Registrant certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Seychelle Environmental Technologies, Inc.

Date: October 11, 2019	By:	/s/ Cari Beck
Cari Beck Chief Executive Officer and Chief Financial Officer